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                                                                     Exhibit 2.2
                                                                     -----------

THIS NOTE AND THE SHARES OF COMMON STOCK OF BOTTOMLINE TECHNOLOGIES (DE), INC. (THE "COMMON STOCK") THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE AND THE COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (NOR MAY THE HOLDER OF THIS NOTE OR OF THE COMMON STOCK OTHERWISE HEDGE ITS EXPOSURE WITH RESPECT TO THE NOTE OR THE COMMON STOCK) EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDE BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE COMMON STOCK.

Certificate No.                                     Date: August    , 2000

                      BOTTOMLINE TECHNOLOGIES (de), INC.

                                   LOAN NOTE

FOR VALUE RECEIVED, Bottomline Technologies (de), Inc., a Delaware corporation (the "Company," hereby promises to pay to __________________ (the "Noteholder") the principal amount of $__________ on August , 2001, together with interest on the unpaid principal balance from the date of this Note (less any deduction for tax on the interest which the Company is required by law to deduct or withhold) until the date the Note is paid in full. The amount of interest to be paid on such date and the method of such payment is set forth below. This Note has been issued by the Company pursuant to the terms of the Share Purchase Agreement between the Company and the persons set forth in Column A of Schedule 1 thereto (the "Share Purchase Agreement").

1.  Repayment.
    ---------

Unless previously repaid, the Note (together with outstanding interest) will be repaid in full on August , 2001, the first anniversary of the Completion (as defined in the Share Purchase Agreement) (the "Due Date") together with accrued interest (less any deduction for tax on the interest which the Company is required by law to deduct or withhold) up to but excluding the date of repayment. Prior to the Due Date, the Company may repay the Note (together with outstanding interest) in cash only. On the Due Date, in the Company's sole discretion, the Note (together with outstanding interest) may be repaid in (a) cash; (b) common stock of the Company, $.001 par value per share (the "Common Stock") or (c) a combination of cash and Common Stock; it being acknowledged and understood that the Company shall not in any event
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issue a number of shares which, when combined with Consideration Shares previously issued pursuant to the Share Purchase Agreement, would require it to obtain the consent of Company shareholders under the rules of the NASDAQ National Market applicable to member companies or otherwise, without first obtaining such consent. For the purposes of determining the number of shares of Common Stock issuable to the Noteholder upon repayment of the Note (together with outstanding interest), the Common Stock shall be valued at the average of the last reported sale price per share of the Company's Common Stock on the Nasdaq National Market for the ten consecutive trading days preceding the date of this Note.

2.  Payment of Interest.
    -------------------

Until the Note is repaid in accordance with the terms and conditions of this Note, for the period beginning on August , 2000 and ending on February , 2001, interest shall accrue on the Note at ten percent (10.0%) per annum. For the period beginning on February , 2001, interest shall accrue on the Note at fourteen percent (14.0%) per annum. For the avoidance of doubt, the 14.0% interest rate shall not apply retroactively to the first six-month period.

3.  Prepayment.
    ----------

The Company may prepay, in its sole discretion, all or any part of the principal amount and interest outstanding (less any deduction for tax on the interest which the Company is required by law to deduct or withhold) under this Note at any time without penalty or premium. Upon prepayment by the Company of the entire principal and interest outstanding under this Note (less any deduction for tax on the interest which the Company is required by law to deduct or withhold), all of the terms and provisions of this Note shall automatically terminate and be cancelled. The Note may be prepaid in cash only.

4.  Method of Payment.
    -----------------

All payments of principal, accrued interest and other amounts due under this Note (less any deduction for tax on the interest which the Company is required by law to deduct or withhold) are to be made to the Noteholder at its address on the books of the Company, or such other place as the Noteholder shall designate to the Company in writing, in U.S. dollars in immediately available funds or by the tender of share certificates issued in the name of the Noteholder, as applicable.

5.  Registration Rights.
    -------------------

In the event that the Noteholder receives shares of Common Stock as repayment of this Note, the Company shall file with the United States Securities and Exchange Commission, within 60 days following the repayment of this Note, a Registration Statement on Form S-3 covering the resale to the public by the Noteholder of such shares. In the event that the Noteholder receives shares of Common Stock as repayment of this Note, the Noteholder shall be subject to subsections 2, 3, 4, and 6 of Clause 11 of the Share Purchase Agreement.

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6.  Default and Remedy.
    ------------------

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default:

          (a) the liquidation, termination of existence, dissolution, insolvency or business failure of the Company, or the appointment of a receiver or custodian for the Company or any part of its property; or

          (b) the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company of a composition or an assignment or trust mortgage for the benefit of creditors.

In the event that the Company shall have failed to pay the full amount of principal and accrued interest then outstanding (less any deduction for tax on the interest which the Company is required by law to deduct or withhold) on the Due Date, the Noteholder may proceed to protect its rights by suit in equity, action at law and/or other appropriate proceedings.

7.  Costs;Waivers.
    -------------

The Company agrees to pay all costs (including reasonable attorney's fees, expenses and disbursements) of the Noteholder in connection with the collection and/or enforcement of this Note. The Company hereby waives presentment for payment, demand, protest and notice of dishonor. No delay or omission on the part of the Noteholder in exercising any rights hereunder shall operate as a waiver of such rights or any other rights of the Noteholder, nor shall any delay, omission or waiver on one occasion be deemed a bar to or waiver of the same or any other right on future occasions.

8.  Amendment.
    ---------

None of the terms or provisions of this Note may be excluded, modified or amended except by written instrument duly executed on behalf of the Noteholder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

9.  Governing Law.
    -------------

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict or choice of law principles thereunder.

10. Notices.
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Any notice, request, demand or other communication required or permitted hereunder shall be made in writing and mailed in a prepaid, first-class envelope addressed to the Company at its registered office or the Noteholder at its address kept on the books of the Company, as applicable.

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                              BOTTOMLINE TECHNOLOGIES (de), INC.


                              By:  _________________________________
                              Name:
                              Title:

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